SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2)}
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         PEOPLES TELEPHONE COMPANY, INC.
                {Name of Registrant as Specified in its Charter}
______________________________________________________________________________

(Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on the table below per Exchange Act Rules (14a-6 (i)(4).
       1)       Title of each class of securities to which transaction applies:
       2)       Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):
       4)       Proposed maximum aggregate value of transaction:
       5)       Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ]  Check ox if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)       Amount Previously Paid:
       2)       Form, Schedule or Registration Statement No:
       3)       Filing Party:
       4)       Date Filed:

                         February 18, 1997






Dear Shareholder:

     We have previously mailed to you proxy materials fully describing the proposals relating to the Special Meeting of Shareholders of Peoples Telephone Company, Inc. originally scheduled to be held on February 14, 1997. In order to allow shareholders additional time to participate in the vote, the Special Meeting has been adjourned until March 7, 1997.

     According to our latest records, we have not received your proxy card. Regardless of the number of shares you own, it is important that they are represented at the meeting. If you haven't previously mailed your proxy card, please take a moment to sign, date, and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

         The Board of Directors recommends a vote "For" each of the proposals.

     If you have already mailed your proxy card, please disregard this letter and accept our thanks.

                         Sincerely,

                         PEOPLES TELEPHONE COMPANY, INC.

                         February 18, 1997





Dear Shareholder:

     We have previously mailed to you proxy materials fully describing the proposals relating to the Special Meeting of Shareholders of Peoples Telephone Company, Inc. scheduled to be held on February 14, 1997. In order to allow shareholders additional time to participate in the vote, the Special Meeting has been adjourned until March 7, 1997.

     According to our latest records, we have not as yet received your proxy card to vote your shares on the matters to be considered at this meeting. Regardless of the number of shares you own, it is important that they are represented at the meeting. If you haven't previously mailed your proxy card, please take a moment to sign, date, and mail it to us promptly in the return envelope provided for your convenience. We cannot, without your specific voting instructions, vote your shares on the matters to be acted upon at the meeting.

         The Board of Directors recommends a vote "For" each of the proposals.

     If you have already mailed your proxy card, please disregard this letter and accept our thanks.